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                                    -28-

                                (Exhibit 10)

                       DEFERRED COMPENSATION AGREEMENT

    AGREEMENT made as of the 8th day of March, 1991 by and between SHARED MEDICAL SYSTEMS CORPORATION, a Delaware corporation ("SMS") and James C. Kelly ("Employee").

    WHEREAS, employee has been employed as Executive Vice President, Secretary, and Treasurer and,

    WHEREAS, in further consideration for such services the parties hereto wish to provide for certain deferred benefits for Employee pursuant to an arrangement that also provides certain advantages to SMS'

    NOW, THEREFORE, in consideration of the mutual promises herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

    1. SMS agrees to pay Employee, on the first day of each month for 240 consecutive months (20 years) beginning July 1, 1994, an amount equal to $6,000.00 per month. Employee is fully vested in this amount on the date this agreement is signed. In addition,

    2. Should Employee die, while employed by SMS or otherwise, prior to the beginning of payments under paragraph 1, above, to which he would otherwise have been entitled, then such monthly payments shall be made to Employee's beneficiary (his wife, Lyn E. Kelly).

    3. In the event Employee, before or during the payment period, violates the Non-Competition Agreement between Employee and SMS dated April 2, 1990, thereupon he shall automatically forfeit all rights to any unmade payments to deferred compensation under this Agreement.

    4. The benefits payable under this Agreement shall be independent of, and in addition to, any other agreement relating to Employee's employment that may exist from time to time between the parties hereto, or any other compensation payable by SMS to Employee, whether salary, bonus or otherwise. This Agreement shall not be deemed to constitute a contract of Employment between the parties hereto, nor shall any provision hereof, except as expressly stated, restrict the right of SMS to discharge Employee or restrict the right of Employee to terminate his employment.

    5. This Agreement shall be binding upon SMS, its successors and assigns. Employee may not assign this Agreement or any of his rights hereunder, except that he may designate his beneficiary to receive payments in the event of his death as provided herein.

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                                    -29-

  6. This agreement shall be governed by the laws of the Commonwealth of Pennsylvania.



      /S/ Michele Drake                   /S/ James C. Kelly
    -------------------------------     ---------------------------------
    Witness                             Employee, James C. Kelly



                                        SHARED MEDICAL SYSTEM CORPORATION



                                        BY   /S/ R. James Macaleer
                                           ------------------------------